UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2009

ATHEROGENICS, INC.
(Exact Name of Registrant as Specified in its Charter)

Georgia	0-31261	58-2108232
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

8995 Westside Parkway
Alpharetta, GA  30004
(Address of principal executive offices)

Registrant's telephone number, including area code (678) 336-2500

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On March 17, 2009, AtheroGenics, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Crabtree Acquisition Co., LLC (the “Purchaser”).  Pursuant to the Purchase Agreement, the Purchaser agreed to purchase substantially all of the Company’s non-cash assets (the “Asset Sale”) for $2,000,000 (the “Purchase Price”) in a transaction to be completed under Section 363 of Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”).  The Purchaser will not assume any existing indebtedness of the Company.

The Asset Sale is expected to be completed in the first quarter of 2009 and is subject to (i) the approval of the U.S. Bankruptcy Court for the Northern District of Georgia, (ii) the Company not receiving higher or better offers and (iii) other customary closing conditions. In the event the Asset Sale is not completed because the Company receives a higher or better offer, the Company will be required to pay the Purchaser a break-up fee in an amount equal to $200,000 and reimburse the Purchaser for its actual, reasonable, out-of-pocket expenses up to $200,000 that were incurred in connection with Purchaser’s execution of the Purchase Agreement.

Under the priority scheme established by the Bankruptcy Code, the Company’s creditors are generally entitled to receive any distributions of the Company’s assets before the Company’s shareholders are entitled to receive any such proceeds.  As of January 31, 2009, the Company had approximately $48.9 million in cash and cash equivalents and approximately $306.7 million in prepetition liabilities.  Accordingly, the Company believes that its shareholders will receive no value for their shares of the Company’s common stock as part of the bankruptcy proceedings.

The Purchaser is a Delaware limited liability company and a former member of the Company’s board of directors is an investor in the Purchaser.  Following completion of the Asset Sale, the Purchaser intends to retain certain employees of the Company on terms and conditions that the Purchaser shall determine in its discretion.

The foregoing description of the Purchase Agreement is a general description only and is qualified in its entirety by the Purchase Agreement, which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

The following exhibits are filed with this current report on Form 8-K.

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated March 17, 2009, by and between Crabtree Acquisition Co., LLC, AtheroGenics, Inc. and King & Spalding LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ATHEROGENICS, INC.

Date: March 18, 2009	By: /s/MARK P. COLONNESE
Mark P. Colonnese
Executive Vice President, Commercial Operations
and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Asset Purchase Agreement, dated March 17, 2009, by and between Crabtree Acquisition Co., LLC, AtheroGenics, Inc. and King & Spalding LLP